Exhibit 99.15
The Savannah Bancorp, Inc.
First Quarter Earnings Announcement

April 18, 2006
For Release: Immediately

The Savannah Bancorp Reports First Quarter EPS Increase
of 19 Percent and Announces Quarterly Dividend

SAVANNAH, GA -(BUSINESS WIRE)—April 18, 2006--The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported net income of $2,351,000 in the first quarter 2006, up 32 percent from $1,781,000 in the first quarter 2005. Net income per diluted share was 50 cents in the first quarter 2006 compared to 42 cents per share in the first quarter 2005, an increase of 19 percent. The earnings increase is primarily attributable to growth in interest-earning assets and higher net interest margin. Average outstanding diluted shares increased 455,000, or 11 percent, in the first quarter 2006 compared with the first quarter 2005. The increase in average shares outstanding resulted from the private placement sale of 397,000 shares in August, 2005 and additional shares being issued upon exercise of stock options. Return on average equity was 16.14 percent, return on average assets was 1.29 percent and the efficiency ratio was 54.5 percent in the first quarter 2006.

Total assets increased 13 percent to $764 million at March 31, 2006, up from $673 million a year earlier. Loans, excluding loans held for sale, were $641 million compared to $553 million one year earlier, an increase of 16 percent. Deposits totaled $630 million at March 31, 2006 and $570 million at March 31, 2005, an increase of 11 percent. Core deposits increased 17 percent in the first quarter of 2006 versus 2005. Brokered deposits decreased to $91 million at March 31, 2006 from $134 million at March 31, 2005.

Net interest income increased 29 percent in the first quarter due to an increase in average interest-earning assets of $86 million or 14 percent and continued increases in short-term interest rates. First quarter net interest margin improved to 4.59 percent in 2006 from 4.07 percent in 2005. Noninterest income increased 7.8 percent as a result of higher trust income and other operating income. Growth in noninterest income was moderated by rising short-term interest rates which negatively impacted service charges on commercial deposit accounts and mortgage loan originations. Noninterest expense increased $954,000 or 24 percent in the first quarter 2006 compared to the first quarter 2005. First quarter 2006 noninterest expense includes approximately $198,000 of pre-opening expenses related to the opening of Harbourside Community Bank, the company’s new federal stock savings bank which opened on Hilton Head Island on March 1, 2006. Other cost increases included additional staffing and occupancy costs related to Harbourside, Sarbanes-Oxley 404 compliance costs and expansion of staffing in the credit administration, accounting and internal audit areas.

Nonperforming assets were $2,093,000 or 0.33 percent of total loans at March 31, 2006 compared to $644,000 or 0.12 percent of total loans at March 31, 2005. First quarter net loan losses for 2006 were $0 compared to $1,000 in the first quarter 2005.

Today, the Board of Directors declared a regular quarterly cash dividend of 14 cents per share, payable on May 22, 2006 to shareholders of record on April 28, 2006.

The Savannah Bancorp, Inc. is a bank holding company with three banking subsidiaries, The Savannah Bank, N.A., Bryan Bank & Trust and Harbourside Community Bank. The company has five banking locations in Savannah, GA, one in Richmond Hill, GA and one on Hilton Head Island, SC. Comprehensive historical and current financial information on the Company is available on its corporate website at www.savb.com.

Attachments

Contacts: G. Mike Odom, Jr., Chief Executive Officer, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

The Savannah Bancorp, Inc. and Subsidiaries
First Quarter Financial Highlights
March 31, 2006 and 2005
(thousands, except per share data)
(Unaudited)

Balance Sheet Data at March 31	2006	2005	% Change
Total assets	$764,087	$673,252	13
Interest-earning assets	729,403	646,411	13
Loans	641,376	552,879	16
Allowance for credit losses	8,228	6,895	19
Non-accruing loans	1,945	201	868
Loans past due 90 days - accruing	148	163	(9.2)
Other real estate owned	-	280	0.0
Deposits	629,981	569,789	11
Interest-bearing liabilities	601,630	542,648	11
Shareholders' equity	59,646	41,369	44
Allowance for credit losses to total loans	1.28%	1.25%	3.0
Nonperforming assets to total loans and OREO	0.33%	0.12%	180
Loan to deposit ratio	101.81%	97.03%	4.9
Equity to assets	7.81%	6.14%	27
Tier 1 capital to risk-weighted assets	11.26%	9.29%	21
Total capital to risk-weighted assets	12.51%	10.53%	19
Outstanding shares	4,607	4,153	11
Book value per share	$ 12.95	$ 9.96	30
Market value per share	$ 35.08	$ 28.85	22

Performance Data For the First Quarter

Net income	$ 2,351	$ 1,781	32
Return on average assets	1.29%	1.12%	16
Return on average equity	16.14%	17.71%	(8.8)
Net interest margin	4.59%	4.07%	13
Efficiency ratio	54.50%	55.30%	(1.4)

Per share data:
Net income - basic	$ .51	$ .43	19
Net income - diluted	$ .50	$ .42	19
Dividends	$ .140	$ .135	3.7

Average shares:
Basic	4,607	4,153	11
Diluted	4,709	4,259	11

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2006 and 2005
(Unaudited)
(thousands, except share data)

	March 31,
	2006	2005
Assets
Cash and due from banks	$ 15,343	$ 13,976
Federal funds sold	20,245	16,931
Interest-bearing deposits in banks	3,539	11,381
Cash and cash equivalents	39,127	42,288
Securities available for sale, at fair value (amortized
cost of $50,121 in 2006 and $40,380 in 2005)	49,442	40,227
Loans held for sale	16,067	25,041
Loans, net of allowance for credit losses of $8,228 in 2006 and $6,895 in 2005	633,148	545,984
Premises and equipment, net	5,750	4,708
Other real estate owned	-	280
Bank-owned life insurance	5,603	5,402
Other assets	14,950	9,322
Total assets	$764,087	$673,252

Liabilities
Deposits
Noninterest-bearing	$ 96,645	$ 84,905
Interest-bearing demand	90,293	90,345
Savings	19,794	20,540
Money market accounts	130,132	91,415
Time deposits	293,117	282,584
Total deposits	629,981	569,789
Short-term borrowings	37,589	26,697
Federal Home Loan Bank advances - long-term	20,395	20,757
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Other liabilities	6,166	4,330
Total liabilities	704,441	631,883

Shareholders' equity
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 4,607,475 and 4,153,632
shares in 2006 and 2005, respectively	4,607	4,154
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Additional paid-in capital	36,341	24,553
Retained earnings	19,977	12,760
Treasury stock, 267 in 2006 and 2005	(4)	(4)
Accumulated other comprehensive loss, net	(1,275)	(94)
Total shareholders' equity	59,646	41,369
Total liabilities and shareholders' equity	$764,087	$673,252

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
For The Quarters Ending March 31, 2006 and 2005
(Unaudited)
(thousands, except per share data)

	Quarters Ended
	March 31,
	2006	2005
Interest and fee income
Interest and fees on loans	$11,721	$ 8,214
Interest on loans held for sale	209	435
Interest on investment securities	508	405
Interest on deposits with banks	49	79
Interest on federal funds sold	124	45
Total interest and fee income	12,611	9,178
Interest expense
Interest on deposits	3,892	2,418
Interest on other borrowings	555	369
Interest on FHLB advances	246	250
Total interest expense	4,693	3,037
Net interest income	7,918	6,141
Provision for credit losses	415	505
Net interest income after the
provision for credit losses	7,503	5,636
Noninterest income
Service charges on deposit accounts	376	387
Mortgage related income, net	248	254
Trust fees	159	116
Other operating income	289	237
Total noninterest income	1,072	994
Noninterest expense
Salaries and employee benefits	2,692	2,343
Occupancy and equipment	652	512
Information technology	362	301
Other operating expense	1,191	787
Total noninterest expense	4,897	3,943
Income before income taxes	3,678	2,687
Income tax expense	1,327	906
Net income	$ 2,351	$ 1,781
Net income per share:
Basic	$ .51	$ .43
Fully diluted	$ .50	$ .42

Average Shares
Basic	4,607	4,153
Fully-diluted	4,709	4,259

Performance ratios
Return on average equity	16.14%	17.71%
Return on average assets	1.29%	1.12%
Net interest margin	4.59%	4.07%
Efficiency ratio	54.5%	55.3%
Average equity	59,058	40,792
Average assets	736,674	645,326
Average interest-earning assets	703,438	617,226

The Savannah Bancorp, Inc. and Subsidiaries
Historical Trend Data - Five Years and Five Quarters

The following tables show per share information for the most recent five years and five quarters. Share and per share information have been restated to reflect the effect of a 5-for-4 stock split with a distribution date of
December 20, 2004.

(amounts in thousands, except per share data)

For the Most Recent Five Years
	2005	2004	2003	2002	2001
Net income	$ 9,040	$ 5,736	$ 4,644	$ 4,508	$ 4,358
Average shares
Basic	4,317	4,109	4,103	4,100	4,068
Diluted	4,425	4,209	4,181	4,160	4,140
Net income per share ($)
Basic	2.09	1.40	1.13	1.10	1.07
Diluted	2.04	1.36	1.11	1.08	1.05
Dividends per share	0.54	0.52	0.51	0.49	0.45
Market price per common share ($)
High	$ 37.50	$ 27.60	$ 23.20	$ 17.68	$ 18.18
Low	26.50	20.14	15.18	14.18	12.40
Close	35.48	27.05	23.20	15.25	14.84
At December 31 ($)
Assets	717,901	617,341	476,865	437,598	376,183
Shareholders' equity	58,543	40,071	36,771	34,756	32,071
Book value per share	12.75	9.74	8.96	8.48	7.86
Outstanding shares	4,591	4,112	4,103	4,101	4,079
Performance Ratios (%)
Return on equity	19.06	15.04	12.99	13.50	14.27
Return on assets	1.32	1.03	1.05	1.14	1.20
Net interest margin	4.25	3.86	3.91	4.10	4.13
Efficiency ratio	51.91	58.47	59.40	59.17	57.11

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For the Most Recent Five Quarters (Unaudited)
	2006		2005
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Net income	$ 2,351	$ 2,721	$ 2,354	$ 2,184	$ 1,781
Average shares
Basic	4,607	4,591	4,346	4,177	4,153
Diluted	4,709	4,709	4,467	4,275	4,259
Net income per share ($)
Basic	0.510	0.590	0.542	0.523	0.429
Diluted	0.500	0.580	0.527	0.511	0.418
Dividends per share	0.140	0.135	0.135	0.135	0.135
Market price per common share ($)
High	36.97	37.50	34.54	33.46	28.85
Low	33.90	34.25	30.27	27.80	26.50
Close	35.08	35.48	34.50	30.95	28.85
At quarter-end ($)
Assets	764,087	717,901	713,082	689,271	673,252
Shareholders' equity	59,646	58,543	56,696	43,619	41,369
Book value per share	12.95	12.75	12.35	10.40	9.96
Outstanding shares (000s)	4,607	4,591	4,591	4,194	4,153
Performance ratios (%)
Return on equity	16.14	18.75	19.16	20.51	17.71
Return on assets	1.29	1.50	1.34	1.29	1.12
Net interest margin	4.59	4.48	4.28	4.16	4.08
Efficiency ratio	54.50	49.40	51.43	52.20	55.30
Additional financial highlights are available at www.savb.com
-5b-